Exhibit 1.A(3)(b)(i)

                                   SCHEDULE J

                              COMPENSATION SCHEDULE
                     TO SELLING AGREEMENT FOR SECURITY LIFE
                                 ESTATE DESIGNER
                     JOINT SURVIVOR VARIABLE UNIVERSAL LIFE

This Schedule is an attachment to the ING America Equities, Inc. ("ING AMERICA EQUITIES") Selling Agreement by and among the parties pursuant to paragraph 17 of that Selling Agreement, effective as of May 1, 2000, or the date that Selling Broker-Dealer submits an application for this product, whichever is later. The provisions of this Schedule shall apply only to Security Life ESTATE DESIGNER policies solicited and issued while this Schedule is in effect. All compensation payable under this Schedule shall be subject to the terms and conditions contained herein at the time of issue of the policy by Security Life of Denver Insurance Company ("SECURITY Life").


1.       Commission Structure - Option L (Levelized):



         ----------- ------------- ---------- ------------------------------------------------
             PCA          SCA          RCA                         Trail
         ----------- ------------- ---------- ------------------------------------------------
         Years 1 - 7  Years 1 - 7   Years 8+       Years           Years         Years 21+
                                                   1 - 10         11 - 20
         ----------- ------------- ---------- --------------- --------------- ----------------
             12%          4%           2%        0.20% net       0.15% net       0.10% net
                                               account value   account value   account value
         ----------- ------------- ---------- --------------- --------------- ----------------

         PCA (PRIMARY COMMISSIONABLE AMOUNT) is equal to the first year's target premium (shown on policy schedule pages and illustrations). Gross premiums paid up to the PCA in any year are commissioned at the full PCA rate. If the gross premium paid in one year is less than the PCA, that difference is carried over to the next year. A new PCA is generated any time a new base coverage segment is created. Note that a death benefit option change does not create a new PCA. Premium dollars are allocated first to PCA, then to SCA, and then to RCA.

         SCA (SECONDARY COMMISSIONABLE AMOUNT) is equal to the difference between the gross premium received in each segment year in years one through seven and the corresponding PCA for that year.

         RCA (RENEWABLE COMMISSIONABLE AMOUNT) equals the gross premium received per segment year in years 8 and thereafter.


Schedule J                                                           Page 1 of 4

2.       Commission Structure - Option M (Modified):

         ---------------------------- ------------------------- ------------ ---------------------------------------
                     PCA                        SCA                 RCA                      Trail
         ---------------------------- ------------------------- ------------ ---------------------------------------
             Year 1         Years       Year 1        Years      Years 8+       Years        Years        Years
                            2 - 7                     2 - 7                    1 - 10       11 - 20        21+
         --------------- ------------ ------------ ------------ ------------ ------------ ------------ -------------
              30%           7.5%          2%           4%           2%        0.20% net    0.15% net    0.10% net
                                                                               account      account      account
                                                                                value        value        value
         --------------- ------------ ------------ ------------ ------------ ------------ ------------ -------------

         PCA (PRIMARY COMMISSIONABLE AMOUNT) is equal to the first year's target premium (shown on policy schedule pages and illustrations). A new PCA is generated any time a new base coverage segment is created. Note that a death benefit option change does not create a new PCA. Premium dollars are allocated first to PCA, then to SCA, and then to RCA.

         SCA (SECONDARY COMMISSIONABLE AMOUNT) is equal to the difference between the gross premium received in each segment year in years one through seven and the corresponding PCA for that year.

         RCA (RENEWABLE COMMISSIONABLE AMOUNT) equals the gross premium received per segment year in years 8 and thereafter.



3. Premium Receipt: Premium received within 15 days prior to a policy anniversary will result in the agent receiving commissions at the same rate as if the premium was paid on the anniversary date.


4. Selection of Commission Structure: is made at the time of policy application and cannot be changed once the application is received by Security Life. If no commission structure is requested on the application, Option L will apply.

5. Trail Commissions: are payable at each policy (not segment) anniversary based on the policy's average net account value at the end of each of the prior twelve months.

         The trail commission is payable annually at the end of a policy year provided the policy is in force, and not subject to grace period provisions, on that date.

6. Riders: Commissionable riders will have a separate target premium which is set at issue and is level thereafter. The Adjustable Term Insurance Rider has no target premium associated with it.

7. Commission Calculation: Commissions shall be calculated only on premium actually received an accepted by SECURITY LIFE. Commissions shall be paid only on an earned basis. Outstanding loan amounts carried over as part of a 1035 exchange are not considered commissionable premium.



Schedule J                                                          Page 2 of 4

8. Premium Allocation: If the Stated Death Benefit has been increased since the policy date, premiums received are allocated to the coverage segments in the same proportion that the commission target premium for each segment bears to the total commission target premium of the policy.

9. Death Benefit Increases: If a premium payment accompanies a request for a Stated Death Benefit increase or is received while a request is pending, the payment will be applied to the policy but commissions shall not be payable until the increase is effective. The commission shall then be payable based on the premium being allocated among all segments as it would normally and the new target premium after the increase.

10. Compensation Payments: Compensation on initial premiums shall be due to the SELLING BROKER-DEALER at the time of the issuance of the policy. Thereafter, it shall be payable at the time of the receipt and acceptance of premium by SECURITY LIFE, except that the amount, and the time of payment of compensation on stated death benefit increases, replacements, reissues, changes, conversions, exchanges, term renewals, term conversions, premiums paid in advance, policies issued on a "guaranteed issue" basis, policies requiring facultative reinsurance arrangements, and other special cases and programs shall be governed by SECURITY LIFE'S underwriting and administrative rules then in effect. The Compensation shall be payable to the SELLING BROKER-DEALER in accordance with the Schedule J in effect at the time of issue of the policy.

11. Commission Chargeback: In the event that a policy (for which a commission has been paid) is lapsed or surrendered by the Policy Owner during the first six months, or is returned to SECURITY LIFE for refund of premium during the Free Look Period as described in the policy, SECURITY LIFE and ING AMERICA Equities shall require reimbursement from SELLING BROKER-DEALER equal to 100% of the commissions paid. If a premium payment for which a commission has been paid is refunded by SECURITY LIFE, a reimbursement of the commission paid on the amount refunded will be due from the SELLING BROKER-DEALER. Further, if a policy is surrendered or has a death benefit reduction during the first three policy years, a commission chargeback applies.


                              ------------------------------------------- -------------------------------------------
                                               OPTION L                                    OPTION M
                              ------------------------------------------- -------------------------------------------
         Premiums Received in           PCA               RCA & SCA                PCA                RCA & SCA
         ---------------------- --------------------- ------------------- ---------------------- --------------------
                Months                  12%                   4%                   30%                   2%
                 1 - 6
         ---------------------- --------------------- ------------------- ---------------------- --------------------
                Months                  N/A                  N/A                   30%                   2%
                7 - 12
         ---------------------- --------------------- ------------------- ---------------------- --------------------
                Months                  N/A                  N/A                   14%                  0.94%
                 13-24
         ---------------------- --------------------- ------------------- ---------------------- --------------------
                Months                  N/A                  N/A                   4%                   0.27%
                 25-36
         ---------------------- --------------------- ------------------- ---------------------- --------------------

Schedule J                                                        Page 3 of 4

         The reimbursement may be deducted by ING AMERICA EQUITIES from the next, or any subsequent, commission payment to SELLING BROKER-DEALER. If the amount to be reimbursed exceeds compensation otherwise due, SELLING BROKER-DEALER shall promptly reimburse ING AMERICA EQUITIES before the next commission cycle.

12. Internal Exchanges: Commissions on the exchange of any policy issued by SECURITY LIFE or any other ING affiliate for an ESTATE DESIGNER policy, if any, will be paid in accordance with the internal exchange procedures in effect at SECURITY LIFE on the date the exchange is completed. The commission rates and/or target premiums may be adjusted in accordance with the rules in effect at the time of the exchange. If the Representative responsible for the exchange is not the producer of the original policy, and the original producer is still active with SECURITY LIFE, no commission will be payable to the Representative or the SELLING BROKER-DEALER.

13.      Commission Payment for Early Second Death:

        In the event that the death of both insured persons under a policy occurs in the first seven policy years, SELLING BROKER/DEALER shall be entitled to compensation on the policy subject to the following rules:

         o The policy when sold was a commissionable policy (i.e., not an internal exchange as defined in section 12 above)
         o The policy must be in active status with SECURITY LIFE and some premium must have been paid into the policy during the 12 months prior to the death of the second insured person
         o The payment due if these conditions are met is the present value of the remaining premium-based commissions from the policy month in which the second death occurred through the end of policy year seven, as calculated by SECURITY LIFE at 10.5%.
         o The calculation shall use the premium stream, payment mode and commission structure as reflected on the "as sold" illustration on file at SECURITY LIFE
         o This payment is due to SELLING BROKER/DEALER only after payment of the death benefit under the policy has been determined and made by SECURITY LIFE to policy beneficiaries
         o Trail commissions are excluded from the calculation for this payment and are not payable after termination of the policy whether terminated by death or otherwise.



Schedule J                                                          Page 4 of 4